EXHIBIT B-3

            FORM OF NOTE TO BE EXECUTED BY BORROWING SUBSIDIARY UNDER
                          UTILITY MONEY POOL AGREEMENT


          FOR VALUE RECEIVED, the undersigned, [                            ]
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(the "Borrower"), hereby promises to pay to the order of the Utility Money Pool
Agreement (the "Lender") at its principal office in Raleigh, North Carolina, on demand but in any event not later than one year after the date of such loan, the principal sum set forth on the grid attached hereto as "Principal Amount Outstanding." This note may be prepaid in full at any time or in part from time to time without premium or penalty. The Principal Amount Outstanding shall bear interest, calculated daily, at the appropriate rate per Section 1.05 of the Agreement.

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                                        (Name of Borrower)

                                        By:
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                                        Title:
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                                        Date:
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